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                                                                       EXHIBIT 5


                            NEAL, GERBER & EISENBERG
                             2 NORTH LASALLE STREET
                                   SUITE 2200
                             CHICAGO, ILLINOIS 60602
                                 (312) 269-8000


                                                   December 14, 1998




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re:      First Health Group Corp.
                   Registration Statement on Form S-8

Ladies and Gentleman:

          We are counsel to First Health Group Corp., a Delaware corporation (the "Company"), filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance pursuant to the Company's 1998 Stock Option Plan (the "Plan") of up to an aggregate of 2,800,000 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company.

          As such counsel, we have examined the Plan, the Company's Restated Certificate of Incorporation, as amended, and the Amended and Restated By-laws, as amended, the minute books of the Company, and such other documents as we deemed relevant and necessary as the basis for the opinions hereafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

          Based upon the foregoing, we are of the opinion that (i) the issuance by the Company of up to an aggregate of 2,800,000 shares of Common Stock upon the exercise of options to be granted pursuant to the Plan has been duly and validly authorized by all necessary corporate action on the part of the Company and (ii) when issued and paid for as described in the Plan and the respective option agreements, such shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock.



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Securities and Exchange Commission
December 14, 1998
Page 2




          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm under the caption "Interests of Named Experts and Counsel" in item 5 of the Registration Statement.

          Please be advised that Burton W. Kanter, of counsel to our firm, is a director of the Company. In addition, William M. Holzman, a partner of our firm, is an Assistant Secretary of the Company, and certain other partners of, and attorneys associated with, our firm own shares of Common Stock.



                                                      Very truly yours,


                                                      Neal, Gerber & Eisenberg